Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-186475, 333-173921, 333-153908, and 333-203991) and Form S-3 (Nos. 333-159685 and 333-170909) of TRC Companies, Inc. of our report dated December 8, 2015 relating to the financial statements of Willbros Professional Services, which appears in this Current Report on Amendment No. 1 to the Form 8‑K of TRC Companies, Inc.

/s/ PricewaterhouseCoopers LLP
Houston, TX
February 2, 2016